UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way
San Antonio, Texas 78249
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

In light of the impact and effects of the recent outbreak of a novel strain of coronavirus (“COVID-19”), as well as certain developments in the global oil markets concerning production levels, Valero Energy Corporation (the “Company”) is providing an update regarding the impact and effects of such events on its business operations and certain preliminary first quarter 2020 financial information.

Item 2.02    Results of Operations and Financial Condition.

The information set forth under Item 8.01 below is incorporated by reference into this Item 2.02.

Item 8.01    Other Events

The Company is providing the disclosure below and supplementing the risk factors generally described in the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2019 with the risk factor set forth under the caption “Additional Risk Factor”.
Business Operations Update
The recent outbreak of COVID-19 and its development into a pandemic in March 2020 has resulted in significant economic disruption globally, including in North America and Europe, the primary geographic areas where we operate. Actions taken by various governmental authorities, individuals and companies around the world to prevent the spread of COVID-19 through social distancing have restricted travel, many business operations, public gatherings and the overall level of individual movement and in-person interaction across the globe.
This has in turn significantly reduced global economic activity and resulted in airlines dramatically cutting back on flights and a decrease in motor vehicle use at a time when seasonal driving patterns typically result in an increase of consumer demand for gasoline. As a result, there has also been a decline in the demand for, and thus also the market prices of, crude oil and certain of our products, particularly our refined petroleum products and most notably gasoline and jet fuel.
In addition, recent events concerning the dispute over production levels between Russia and the members of the Organization of Petroleum Exporting Countries (“OPEC”), particularly Saudi Arabia, and the subsequent actions taken by such countries as a result thereof, including Saudi Arabia discounting the price of its crude oil exports, have exacerbated the decline in crude oil prices and have contributed to an increase in crude oil price volatility.
The decrease in the demand for refined petroleum products coupled with the decline in the price of crude oil has resulted in a significant decrease in the price of the refined petroleum products manufactured by our refining segment. Because ethanol is primarily blended into gasoline, ethanol demand has declined along with the decline in the demand for gasoline, and the price of the products manufactured by our ethanol segment have also decreased. Essential businesses, including the critical logistics infrastructure to move and transport goods produced by those businesses, continue to operate, blunting the decrease in the demand for diesel. Demand for renewable diesel is consistent with the demand for diesel as a whole; therefore, our renewable diesel segment has not been impacted as significantly as our refining and ethanol segments. See “Preliminary First Quarter 2020 Financial Information” below for our estimates of our expected revenues and net loss attributable to Valero Energy Corporation stockholders for the first quarter of 2020.
The price of refined products we sell and the feedstocks we purchase impact our revenues, cost of sales, operating income and liquidity. In addition, a decline in the market prices of refined products and feedstocks below the carrying value in our inventory may result in the adjustment of the value of our inventories to the lower market price and a corresponding loss on the value of our inventories. See “Preliminary First Quarter 2020 Financial Information” below for our estimates of our expected lower of cost or market inventory valuation adjustment for the first quarter of 2020.
We are actively responding to the impacts from these matters on our business. In late March and through early April 2020, we started reducing the amount of crude oil processed at most of our refineries in response to the decreased demand for our products, we temporarily idled various gasoline-making units at certain of our refineries to further limit gasoline production, and we took measures to reduce jet fuel production. We also temporarily idled eight of our ethanol plants, and we reduced the amount of corn feedstock processed at our remaining six ethanol plants to address the decreased demand for ethanol. In addition to these measures to address our operations, we are addressing our liquidity as outlined below.

•	We expect to defer or delay certain capital expenditures which we had expected to make in 2020 related to our refining and ethanol segments.

•
We deferred approximately $100 million of direct and indirect tax payments due in the first quarter of 2020, and we plan, to the extent possible, to defer certain other direct and indirect tax payments in 2020. These deferrals have been provided to taxpayers under new legislation, such as the Coronavirus Aid, Relief, and Economic Security Act in the U.S., and by various taxing authorities under existing legislation.

•
We have not purchased any shares of our common stock since mid-March 2020, and will evaluate the timing of repurchases when appropriate. We have no obligation to make purchases under our stock repurchase program.

•
As previously announced in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) earlier today, we entered into a new $875,000,000 364-Day Revolving Credit Agreement, maturing 364 days from April 13, 2020 (the “364-Day Facility”).

•	We are analyzing various other liquidity options.

Many uncertainties remain with respect to COVID-19, including its resulting economic effects, and we are unable to predict the ultimate economic impacts from COVID-19 and how quickly national economies can recover once the pandemic subsides. However, the adverse impact of the economic effects on the Company has been and will likely continue to be significant. We believe we have proactively addressed many of the known impacts of COVID-19 to the extent possible and will strive to continue to do so, but there can be no guarantee that these measures will be fully effective.
Furthermore, as a result of the uncertainties concerning COVID-19 and global oil markets, we have withdrawn our prior financial and operational guidance with respect to the first quarter 2020 and fiscal year 2020 and such prior guidance should no longer be relied on.

Preliminary First Quarter 2020 Financial Information
Although our financial statements for the quarter ended March 31, 2020 are not yet complete, certain preliminary estimated financial information is available. Based on such preliminary estimated financial information, we estimate the following range of financial information:

	Quarter Ended March 31, 2020
Statement of income data	Estimated Range
(in millions of dollars, unaudited)	Low	High
Revenues	$20,100	$22,200
Total cost of sales (a)	22,700	24,300
Net loss attributable to Valero Energy Corporation stockholders	(2,100)	(1,830)
Adjusted net income (loss) attributable to Valero Energy Corporation stockholders (b)	(200)	160
EBITDA attributable to Valero Energy Corporation stockholders (b)	(2,070)	(1,780)
Adjusted EBITDA attributable to Valero Energy Corporation stockholders (b)	380	820
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(a) Cost of sales for both the low and high ends of the range include a lower of cost or market inventory valuation adjustment estimated to be between $2.45 billion and $2.6 billion. We compare the market value of inventories to their cost on an aggregate basis, excluding materials and supplies. In determining the market value of our inventories, we assume that feedstocks are converted into refined products, which requires us to make estimates regarding the refined products expected to be produced from those feedstocks and the conversion costs required to convert those feedstocks into refined products. We also estimate the usual and customary transportation costs required to move the inventory from our plants to the appropriate points of sale. We then apply an estimated selling price to our inventories. If the aggregate market value is less than cost, we recognize a loss for the difference in our statements of income. However, to the extent the aggregate market value subsequently increases, we would recognize an increase to the value of our inventories (not to exceed cost) and a gain in our statements of income.

(b) Adjusted net income attributable to Valero Energy Corporation stockholders, EBITDA attributable to Valero Energy Corporation stockholders and Adjusted EBITDA attributable to Valero Energy Corporation stockholders are not defined under U.S. generally accepted accounting principles (“GAAP”). Please see below for a reconciliation of such non-GAAP measures to their most comparable GAAP measures, as well as the reasons for the use of these non-GAAP financial measures.

	Quarter Ended March 31, 2020
Balance sheet data	Estimated Range
(in millions of dollars, unaudited)	Low	High
Cash and cash equivalents (a)	$1,300	$1,600
Total debt and finance lease obligations (b)	11,000	12,000
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(a) Includes an estimated low cash balance of $190 million and an estimated high cash balance of $200 million of estimated cash and cash equivalents related to our variable interest entities (VIEs) that is available for use only by our VIEs.

(b) Includes an estimated low debt balance of $400 million and an estimated high debt balance of $500 million related to our VIEs. Creditors of our VIEs do not have recourse against us.

Summary of Borrowing Capacity Under Committed Facilities
As previously announced in our Current Report on Form 8-K filed earlier today, the Company entered into a 364-Day Facility. Consequently, as of April 13, 2020, our borrowing capacity from committed facilities consisted of the following (in millions):

Available borrowing capacity from committed facilities (a):
Valero Revolver (b)	$3,966
364-Day Facility	875
Canadian Revolver (c)	104
Accounts receivable sales facility (d)	114
Total available borrowing capacity	$5,059
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(a) Excludes committed facilities of our VIEs that are only available for the operations of our VIEs. The creditors of such facilities do not have recourse against the Company.
(b) Refers to the Company’s $4 billion revolving credit facility maturing March 2024.
(c) Refers to the C$150 million revolving credit facility of one of the Company’s Canadian subsidiaries maturing November 2020.
(d) We have an accounts receivable sales facility with a group of third-party entities and financial institutions to sell up to $1.3 billion of eligible trade receivables on a revolving basis, maturing July 2020. Our borrowing capacity under our accounts receivable sales facility is determined based on the value of certain of our receivables. As a result of declining product prices, our receivables have declined in value, which has in turn decreased our borrowing capacity under this facility from $1.3 billion to $0.5 billion. As of April 13, 2020, we have $400 million drawn under this facility.

The preliminary estimated information set forth above does not represent a comprehensive statement of our results of operations or financial condition as of or for the quarter ended March 31, 2020. The final comprehensive statements of our results of operations and financial condition as of and for the quarter ended March 31, 2020 may vary from our current expectations and may be different from the information described above as our quarterly financial statement close process is not yet complete and additional developments and adjustments may arise between now and the time the financial information for this period is finalized. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved for the remainder of 2020 or in any future period. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. Accordingly, you should not place undue reliance on the preliminary estimated financial information.

Reconciliation of Net Loss Attributable to Valero Energy Corporation Stockholders to EBITDA Attributable to Valero Energy Corporation Stockholders and Adjusted EBITDA Attributable to Valero Energy Corporation Stockholders

	Three Months Ended March 31, 2020
(in millions of dollars, unaudited)	Low	High
Net loss attributable to Valero Energy Corporation stockholders	$(2,100)	$(1,830)
Plus: Depreciation and amortization expense	600	570
Plus: Interest and debt expense, net of capitalized interest	140	110
Plus: Income tax benefit	(715)	(620)
Plus: Net income attributable to noncontrolling interests	90	140
EBITDA	(1,985)	(1,630)
Less: EBITDA attributable to noncontrolling interests	85	150
EBITDA attributable to Valero Energy Corporation stockholders	(2,070)	(1,780)
Plus: Lower of cost or market inventory valuation adjustment (a)	2,450	2,600
Adjusted EBITDA attributable to Valero Energy Corporation stockholders	$380	$820
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(a) Cost of sales for both the low and high ends of the range include a lower of cost or market inventory valuation adjustment estimated to be between $2.45 billion and $2.6 billion. We compare the market value of inventories to their cost on an aggregate basis, excluding materials and supplies. In determining the market value of our inventories, we assume that feedstocks are converted into refined products, which requires us to make estimates regarding the refined products expected to be produced from those feedstocks and the conversion costs required to convert those feedstocks into refined products. We also estimate the usual and customary transportation costs required to move the inventory from our plants to the appropriate points of sale. We then apply an estimated selling price to our inventories. If the aggregate market value is less than cost, we recognize a loss for the difference in our statements of income. However, to the extent the aggregate market value subsequently increases, we would recognize an increase to the value of our inventories (not to exceed cost) and a gain in our statements of income.

Reconciliation of Net Loss Attributable to Valero Energy Corporation Stockholders to Adjusted Net Income Attributable to Valero Energy Corporation Stockholders

	Three Months Ended March 31, 2020
(in millions of dollars, unaudited)	Low	High
Net loss attributable to Valero Energy Corporation stockholders	$(2,100)	$(1,830)
Exclude adjustment:
Lower of cost or market inventory valuation adjustment (a)	(2,450)	(2,600)
Income tax benefit related to lower of cost or market inventory valuation adjustment (a)	550	610
Lower of cost or market inventory valuation adjustment, net of taxes (a)	(1,900)	(1,990)
Adjusted net income (loss) attributable to Valero Energy Corporation stockholders	$(200)	$160
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(a) Please see footnote (a) in the table directly above with respect to the reconciliation of net loss attributable to Valero Energy Corporation stockholders to EBITDA attributable to Valero Energy Corporation stockholders and Adjusted EBITDA attributable to Valero Energy Corporation stockholders.

EBITDA attributable to Valero Energy Corporation stockholders, Adjusted EBITDA attributable to Valero Energy Corporation stockholders and Adjusted net income attributable to Valero Energy Corporation stockholders as presented above, are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. We believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We have defined these non-GAAP measures below and believe they are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.
We define EBITDA as net loss attributable to Valero Energy Corporation stockholders before income tax expense, interest and debt expense, net of capitalized interest, depreciation and amortization expense, and net income attributable to noncontrolling interests. EBITDA attributable to Valero Energy Corporation stockholders excludes EBITDA attributable to noncontrolling interests. We define Adjusted EBITDA attributable to Valero Energy Corporation stockholders as EBITDA attributable to Valero Energy Corporation stockholders plus the adjustment identified in the reconciliation table above. We define Adjusted net income attributable to Valero Energy Corporation stockholders as net loss attributable to Valero Energy Corporation stockholders excluding the item noted above, along with its related income tax effect.
Additional Risk Factor
The recent outbreak of COVID-19 and certain developments in the global oil markets have had, and may continue to have, material adverse consequences for general economic, financial and business conditions, and could materially and adversely affect our business, financial condition, results of operations and liquidity and those of our customers, suppliers and other counterparties.
The recent outbreak of COVID-19 and the responses of governmental authorities, companies and the self-imposed restrictions by many individuals across the world to stem the spread of the virus have significantly reduced global economic activity, as there has been a dramatic decrease in the number of businesses open for operation and substantially less people across the world have been traveling to work or leaving their home to purchase goods and services. This has also resulted, for example, in a dramatic reduction in airline flights and has reduced the number of cars on the road. As a result, there has been a decline in the demand for, and thus also the market prices of, crude oil and certain of our products, particularly the refined petroleum products that we manufacture and sell. These declines have been exacerbated by the production dispute between Russia and the members of OPEC, particularly Saudi Arabia, and the subsequent actions taken by such countries as a result thereof, including Saudi Arabia’s subsequent discounting of the price of its crude oil exports.
Concerns over the negative effects of COVID-19 on economic and business prospects across the world have contributed to increased market and oil price volatility and have diminished expectations for the global economy. These factors, coupled with the emergence of decreasing business and consumer confidence and increasing unemployment resulting from the COVID-19 outbreak and the recent abrupt oil price decline, may precipitate a prolonged economic slowdown and recession. Any such prolonged period of economic slowdown or recession, or a protracted period of depressed prices for our products or crude oil, could have significant adverse consequences for our financial condition and the financial condition of our customers, suppliers and other counterparties, and could diminish our liquidity and negatively affect our ability to obtain adequate crude oil volumes and to market certain of our products at favorable prices, or at all.
Declines in the market prices of crude oil and certain of our products below the carrying cost of such commodities in our inventory have required, and may continue to require, us to adjust the value of, and record a loss on, certain inventories, which has had, and may continue to have, a negative impact on our operating income. The decline in the price of the refined products we sell and feedstocks we purchase have, and in the in the future may continue to, adversely impact other areas of our business and results of operation, such as our revenues and cost of sales. In addition, a sustained period of low crude oil prices may also result in significant financial constraints on certain producers from which we acquire our crude oil, which could result in long term crude oil supply constraints for our business. Such conditions could also result in an increased risk that customers, lenders, service and insurance providers, and other counterparties, such as counterparties to our commodity hedging or derivative instruments, may be unable to fully fulfil their obligations in a timely manner, or at all. Any of the foregoing events or conditions, or other unforeseen consequences of COVID-19, could significantly adversely affect our business and financial condition and the business and financial condition of our customers, suppliers and other counterparties.
The ultimate extent of the impact of COVID-19 on our business, financial condition, results of operation and liquidity will depend largely on future developments, including the duration and spread of the outbreak, particularly within the geographic areas where we operate, and the related impact on overall economic activity, all of which are uncertain and cannot be predicted with certainty at this time.
To the extent COVID-19 adversely affects our business, financial condition, results of operation and liquidity, it may also have the effect of heightening many of the other risks described in the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in this Current Report on Form 8-K, as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this Current Report on Form 8-K.
Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “projection,” “predict,” “budget,” “forecast,” “goal,” “guidance,” “target,” “could,” “should,” “may,” and similar expressions. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. Forward-looking statements in this report include, without limitation, statements regarding the effect, impact, potential duration or other implications of the recent outbreak COVID-19 and the dispute over production levels between Russia and the members of OPEC, particularly Saudi Arabia, and any expectations expressed with respect thereto, the Company’s preliminary estimates of financial results or other expectations for the quarter ended March 31, 2020, and statements regarding the Company’s efforts and plans in response to such public events, and the timing and outcomes thereof. These statements are subject to risks and uncertainties, such as general economic conditions; the effects of public health threats, pandemics and epidemics, such as the recent outbreak of COVID-19, and the adverse impact thereof on our business, financial condition, results of operations and liquidity, including, but not limited to, our growth, operating costs, supply chain, labor availability, logistical capabilities, customer demand for our products and industry demand generally, margins, production and throughput capacity, utilization, inventory value, cash position, taxes, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally; and the ability of the members of the OPEC to agree on and to maintain crude oil price and production controls, including, but not limited to, the effects of the dispute over production levels between Russia and the members of OPEC, particularly Saudi Arabia, and the subsequent actions taken by such countries in response thereto. Such risks and uncertainties also include the factors set forth under the caption “Risk Factor” in this Current Report on Form 8-K, as well as those generally described in the “Risk Factors” section included in our Annual Report on Form 10-K for the year ended December 31, 2019. Any one of these factors, or a combination of these factors, could materially affect our future results of operations and whether any forward-looking statements ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required by the securities laws to do so.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

**104	Cover Page Interactive Data File (formatted as Inline XBRL).
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**	Submitted electronically herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date:	April 13, 2020	By:	/s/ Donna M. Titzman
Donna M. Titzman
Executive Vice President and
Chief Financial Officer